Exhibit 23b1


                         Consent of Independent Auditors

                  We consent to the incorporation by reference in the Form S-8 Registration Statement for the registration of 200,000 shares of Merrimac Industries, Inc.'s common stock pertaining to its 1995 Stock Purchase Plan of our report dated February 21, 1994, with respect to the consolidated financial statements and schedules of Merrimac Industries, Inc. for the year ended January 1, 1994 incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 30, 1995, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

                                                Ernst & Young LLP


MetroPark, New Jersey
August 5, 1996